UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 8, 2013

Six Flags Entertainment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

(972) 595-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On May 8, 2013, Six Flags Entertainment Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, two proposals were voted on and the final results for the votes regarding each proposal are set forth below.

1.                                      Election of Directors.  The following eight nominees were elected to the Board of Directors of the Company to serve for the ensuing year and until their respective successors are elected and qualified:

Nominee	For	Withhold	Broker Non-Vote
John W. Baker	43,590,485	109,535	2,276,506
Kurt M. Cellar	41,545,819	2,154,201	2,276,506
Charles A. Koppelman	43,592,754	107,266	2,276,506
Jon L. Luther	43,592,852	107,168	2,276,506
Usman Nabi	42,797,204	902,816	2,276,506
Stephen D. Owens	43,590,425	109,595	2,276,506
James Reid-Anderson	43,095,229	604,791	2,276,506
Richard W. Roedel	43,592,802	107,218	2,276,506

2.                                      Independent Auditor.  The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013 was ratified.

For	Against	Abstain	Broker Non-Vote
47,749,290	105,164	122,072	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Lance C. Balk
		Name:	Lance C. Balk
		Title:	Executive Vice President and General
Counsel

Date: May 10, 2013